UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2007

I.R.S.
Commission	Exact name of registrant as specified in its charter	State of	Employer
File Number	and principal office address and telephone number	Incorporation	Identification No.

1-16163	WGL Holdings, Inc.	Virginia	52-2210912
101 Constitution Ave., N.W.
Washington, D.C. 20080
(703) 750-2000

0-49807	Washington Gas Light Company	District of	53-0162882
	101 Constitution Ave., N.W.	Columbia
	Washington, D.C. 20080	and Virginia
(703) 750-4440

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On April 2, 2007, a Hearing Examiner of the Public Service Commission of Maryland (PSC of MD) issued a Proposed Order granting Washington Gas Light Company (Washington Gas) full recovery of the cost of hexane injections related to Maryland sales and delivery service customers. Since January 2006, Washington Gas has been injecting hexane as a heavy hydrocarbon (HHC) additive into its distribution system to raise the HHC content of the natural gas coming from the Cove Point liquefied natural gas (LNG) terminal to HHC levels historically delivered through domestically supplied natural gas. The Proposed Order concludes that, "...the weight of the evidence in this case indicates the injection of the hexane to be a reasonable measure at this time for which the Company should be compensated, but the Company must also engage in replacement or repair when necessary." The Proposed Order further concludes that, "...the record reflects that injection of LNG gas is a contributing factor to the increased number of leaks experienced on the WGL distribution system in the affected area of Prince George’s County..." This Proposed Order was issued in connection with an evidentiary hearing ordered by the PSC of MD to review the efficacy of the HHC injection process and cost recovery issues.
The Proposed Order will become a final order on May 3, 2007, unless before that date and in accordance with the applicable statutory provisions, an appeal is filed with the PSC of MD by parties to the proceedings.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits
99.1	Proposed Order of Hearing Examiner issued on April 2, 2007.

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date: April 9, 2007	/s/ Mark P. O’Flynn

Mark P. O’Flynn
Controller
(Principal Accounting Officer)